Exhibit 10.5
Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted achievement to the Securities and Exchange Commission on a confidential basis upon request

Amerisource Funding, Inc. 7225 Langtry Street Houston, Texas 77040 (713) 863-8300 / (800) US MONEY (713) 460-1364 FAX
October 28, 2025    (Via Electronic/Email Delivery)

Flotek Industries, Inc.
Flotek Chemistry, LLC
JP3 Measurement, LLC
Bond Clement
Re: Modification of the Consent Agreement and ABL Amendment
To whom it may concern:
Amerisource Funding, Inc. (“Amerisource”) presently has in place a Revolving Loan and Security Agreement dated August 14, 2023, with Flotek Industries, Inc., a Delaware corporation (“Parent”), Flotek Chemistry, LLC, an Oklahoma limited liability company (“F-Chem”), and JP3 Measurement, LLC a Texas limited liability company (“JP3”) (together with their successors and assigns, “Borrower”), whether one or more) jointly and severally and (the “Financing Agreement”).
Amerisource, Parent, F-Chem, and Borrower are also parties to that certain Consent Agreement, dated as of April 28, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Consent Agreement”), that certain Intercreditor Agreement dated as of April 28, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”) and ABL Amendment, dated as of April 28, 2025, (the “ABL Amendment”). Pursuant to the Consent Agreement and ABL Amendment Amerisource consented to that certain Promissory Note, between ProFrac GDM, LLC, a Texas limited liability company and PWRTEK, LLC, a Texas limited liability company (“PWRTEK”), dated April 28, 2025 (the “ProFrac Promissory Note”) pursuant to the terms and conditions set forth therein.
Parent, F-Chem, and Borrower have notified Amerisource that they intend to enter into a modification of the ProFrac Promissory Note (the “Note Amendment”) in the form set forth in Exhibit A hereto, and in connection therewith have requested that Amerisource modify the Consent Agreement and ABL Amendment to refer to the ProFrac Promissory Note, as modified by the Note Amendment, and Amerisource has agreed to do so.
Now, therefore, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree that (i) the ABL Amendment shall be modified by replacing each reference to the “ProFrac Loan Agreement” with a reference to the ProFrac Promissory Note, as modified by the Note Amendment, and (ii) the definition of Sale-Leaseback Transaction set forth in the Consent Agreement shall be modified by replacing the reference to the “Senior Secured Note” in clause (iii) of such definition with a reference to the ProFrac Promissory Note, as modified by the Note Amendment.
All other terms and conditions of the Consent Agreement, the Intercreditor Agreement and the Financing Agreement shall remain in full force and effect. This letter agreement shall not be deemed to be a waiver of any other existing or future defaults or breaches, whether known or unknown, nor shall it be construed as an amendment to the Financing Agreement, except as expressly provided herein.
[Signature Page Follows]

Sincerely,
AMERISOURCE FUNDING, INC.

/s/ Joseph L. Page
__________________________________________
Joseph L. Page
Executive Vice President, Chief Administrative Officer and General Counsel